Exhibit 99.1



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
New Century Energy Corp.

We have audited the accompanying balance sheet of the Acquired Mineral Interests of the Mustang Creek Assets (Second Acquisition) as of December 31, 2005, and the related statements of operations and owners' net investment, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Mineral Interests of the Mustang Creek Assets (Second Acquisition) as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

On June 30, 2006, with an effective date of December 1, 2005, Gulf Coast acquired additional working and revenue interests in the Mustang Creek Assets ("Second Acquisition"), as discussed in Note 1. On April 28, 2006, with an effective date of December 1, 2005, New Century Energy Corp.'s recently formed subsidiary, Gulf Coast Oil Corporation ("Gulf Coast") acquired working and revenue interests in 11 oil wells and one gas well, as further described in Note 1 ("First Acquisition").


HELIN, DONOVAN, TRUBEE & WILKINSON, LLP





Houston, Texas
August 25, 2006




                           Gulf Coast Oil Corporation
                   (a subsidiary of New Century Energy Corp.)
    Acquired Mineral Interests in Mustang Creek Assets (Second Acquisition)
                                 Balance Sheets

                                                     June 30,    December 31,
                                                       2006          2005
ASSETS                                             <unaudited>
Current assets:
   Accounts receivable                             $    142,280   $    32,549
                                                   ------------   -----------
      Total current assets                              142,280        32,549
                                                    -----------   -----------

Oil and gas properties                                  540,445       464,346
  Less: Accumulated depreciation
        and depletion                                   (65,272)      (17,851)
                                                   -----------    -----------
     Total oil and gas properties                       475,173       446,495
                                                   ------------    ----------

Total assets                                       $    617,453    $  479,044
                                                   ============    ==========

LIABILITIES AND OWNERS' NET INVESTMENT

  Current liability - accounts payable             $     47,340    $   58,599
  Asset retirement obligation                               483             -
                                                   ------------    ----------
Total liabilities                                        47,823        58,599
                                                   ------------    ----------
Contingencies <Note 4>                                        -             -
                                                   ------------    ----------
Owners' net investment                                  569,630       420,445
                                                   ------------    ----------
Total liabilities and owners' net investment       $    617,453    $  479,044
                                                   ============    ==========




                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm



                           Gulf Coast Oil Corporation
                   (a subsidiary of New Century Energy Corp.)
      Acquired Mineral Interests in Mustang Creek Assets (Second Acquisition)
              Statements of Operations and Owners' Net Investment
           For the Six Months Ended June 30, 2006 and 2005 (Unaudited)
                 And the Years Ended December 31, 2005 and 2004



                                    June 30,         June 30,       December 31,      December 31,
                                      2006             2005            2005               2004
                                   (unaudited)     (unaudited)

Revenues:
     Natural gas sales             $    53,075      $         0     $     26,993      $         0
     Oil sales                         543,988                0          215,712                0
                                    ----------        ---------       ----------       ----------
        Total revenues                 597,063                0          242,705                0
                                    ----------        ---------       ----------       ----------
Costs and expenses:

     Costs of production                99,005           23,101           59,978          132,070
     Depreciation and depletion         47,421                0           17,851                0
                                    ----------        ---------       ----------       ----------
        Total costs and expenses       146,426           23,101           77,829          132,070
                                    ----------        ---------       ----------       ----------
Net income (loss)                      450,637         (23,101)          164,876         (132,070)

Owners' net investment:

Balance, beginning of period           420,445               20               20                0
     Owners' contributions              75,616          188,469          462,228          132,090
     Net income (loss)                 450,637          (23,101)         164,876         (132,070)
     Owners' distributions            (377,068)         (62,627)        (206,679)               0
                                    ----------        ---------       ----------       ----------
Balance, end of period             $   569,630      $   102,761     $    420,445      $        20
                                    ==========        =========       ==========       ==========



                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm



                           Gulf Coast Oil Corporation
                   (a subsidiary of New Century Energy Corp.)
        Acquired Mineral Interests in Mustang Creek Assets (Second Acquisition)
                            Statements of Cash Flows
           For the Six Months ended June, 2006 and 2005 (Unaudited)
                 And the Years ended December 31, 2005 and 2004


                                                June 30,       June 30,       December 31,    December 31,
                                                  2006           2005            2005            2004
                                               (unaudited)   (unaudited)

Cash flows from operating activities:
   Net income(loss)                             $  450,637    $  ( 23,101)    $    164,876      $ (132,070)
   Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
   Depreciation and depletion                       47,421              0           17,851               0
   Changes in:
      Accounts receivable                         (109,731)             0         ( 32,549)              0
      Accounts payable                            ( 11,259)        85,728           56,501           2,098
                                                  --------     ----------      -----------       ---------
Net cash provided by (used in)
   operating activities                            377,068         62,627          206,679        (129,972)
                                                  --------     ----------      -----------       ---------
Cash flows from investing activities:
  Capital expenditures for gas properties          (75,616)      (188,469)        (462,228)         (2,118)
                                                  --------     ----------      -----------       ---------
Net cash used in investing activities              (75,616)      (188,469)        (462,228)         (2,118)
                                                  --------     ----------      -----------       ---------
Cash flow from financing activities:
   Owners' contributions                            75,616        188,469          462,228         132,090
   Owners' distributions                          (377,068)       (62,627)        (206,679)              0
                                                  --------     ----------      -----------       ---------

Net cash provided by (used in)
   financing activities                           (301,452)       125,842          255,549         132,090
                                                  --------     ----------      -----------       ---------
  Net change in cash                                     0              0                0               0
Cash, beginning of period                                0              0                0               0
                                                 ---------     ----------      -----------       ---------
Cash, end of period                             $        0    $         0     $          0      $        0
                                                 =========     ==========      ===========       =========




                   See accompanying Notes to Financial Statements
             and Report of Independent Registered Public Accounting Firm

                           Gulf Coast Oil Corporation
                 (a subsidiary of New Century Energy Corp.)
       Acquired Mineral Interests in Mustang Creek Assets (Second Acquisition)
                          Notes to Financial Statements

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

     Nature of Business and Basis of Presentation

     On June 30, 2006 (the "Closing Date"), the Company's newly formed wholly owned subsidiary, Gulf Coast Oil Corporation ("Gulf Coast"), entered into an Asset Purchase Agreement ("Asset Purchase Agreement") and closed the purchase of all oil and gas interests in McMullen County, Texas, owned by LARA Energy, Inc. and J&P Family Properties, Ltd. (the "Sellers"), which interests total a 12.5% working interest in certain developed and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas (collectively "Mustang Creek Assets (Second Acquisition)"). As a result of the Second Acquisition, Gulf Coast now holds a 100% working interest, as well as revenue interests of 72.19% in 9 of the wells and 41.01% and 70.80% in the other two wells, in the producing properties and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas, other than one well on such property, in which Gulf Coast holds a 75% working interest.

Schedule of Acquired Wells and Mineral Interests in Mustang Creek Assets (Second Acquisition)

                            BEFORE         PAYOUT        AFTER         PAYOUT
                            WORKING      NET REVENUE     WORKING    NET REVENUE
WELL NAME                   INTEREST      INTEREST       INTEREST     INTEREST
-------------------------   --------     ----------     ---------   ------------
HODDE #1                    0.062500     0.04812500     0.1250000     0.09625000
DOUBLE K #2                 0.062500     0.04812500     0.1250000     0.09625000
DOUBLE K #3                 0.062500     0.04812500     0.1250000     0.09625000
KASSNER #1                  0.062500     0.04812500     0.1250000     0.09625000
KASSNER #2                  0.062500     0.04812500     0.1250000     0.09625000
TYLER RANCH UNIT WELL #1    0.062500     0.04835938     0.1250000     0.09671876
PEACOCK #1                  0.062500     0.04812500     0.1250000     0.09625000
POWERS-SWAIM UNIT WELL #1   0.062500     0.04812500     0.1250000     0.09625000
SWAIM 58-1                  0.062500     0.04812500     0.1250000     0.09625000
WHEELER #1                  0.046875     0.02734374     0.0937500     0.05468748
RABKE/MASPERO UNIT #1       0.062500     0.04835938     0.1250000     0.09671876
CAJUN CAPER UNIT #1         0.062500     0.04719822     0.1250000     0.09439644

     "After Payout" means that point in time when the cumulative proceeds received from the wells drilled on the Mustang Creek Project Area equal the cumulative acquisition costs, exploration and development costs, and operating expenses attributable to all such Wells that were incurred and paid.

     The purchase price of the Mustang Creek Assets (Second Acquisition) was $4,450,000. The effective date of the Asset Purchase Agreement, for the purposes of the receipt of proceeds from the sale of hydrocarbon reserves was December 1, 2005. The first expenditures related to the project were incurred in August
2004.  The  Mustang  Creek  Assets  (Second Acquisition) began producing in July
2005.

     The accompanying financial statements are presented using the accrual basis of accounting and are derived from the historical accounting records of the Sellers. These financial statements have been prepared on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the Mustang Creek Assets (Second Acquisition). Accordingly,
Owners'  Net  Investment  is  presented  in  the  place of Stockholders' Equity.

     The accompanying financial statements include allocations of certain corporate services provided by the operator's, Manti Resources, Inc., management, including finance, legal, information systems, and human resources and fixed overhead. These allocations are included in the Costs of Production caption in the accompanying Statements of Operations. Gulf Coast does not anticipate increasing personnel or acquiring new systems in connection with this acquisition.


                                 June 30,        June 30,      December 31,   December 31,
                                   2006            2005           2005            2004
                                <unaudited>     <unaudited>
Corporate services provided
  by Manti Resources, Inc.      $      848      $         0     $     1,120   $          0
                                ==========      ===========     ===========   ============


     The accompanying unaudited financial statements of the Mustang Creek Assets (Second Acquisition) as of June 30, 2006, the most recent interim period to the Closing Date of the acquisition of the Mustang Creek Assets (Second Acquisition), and the comparable period ended June 30, 2005, are presented on the same basis as the audited financial statements, and contain all adjustments, which in the opinion of management are necessary for a fair presentation of the results for the interim periods. Results for the interim periods are not necessarily indicative of results for the full year.

     On April 28, 2006, with an effective date of December 1, 2005 (First Acquisition), Gulf Coast acquired a 93.75% working interest in 10 oil wells and one gas well and a 70.31% working interest in one additional oil well on April 28, 2006, with an effective date of December 1, 2005, as well as revenue interests of 72.19% in 9 of the wells and 41.01% and 70.80% in the other two wells. Historical audited financial statements of the Mustang Creek Assets (First Acquisition) may be found in New Century's Amendment No. 2 to Form 8-K/A filed with the Securities and Exchange Commission on July 13, 2006. Accounting Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Mustang Creek Assets (Second Acquisition) do not maintain their own bank account and accordingly, all cash receipts and disbursements flow through the Owner's Net Investment account in the accompanying financial statements.

     Revenue Recognition

     Revenues from the sale of oil and natural gas are recorded upon the passage of title, which generally occurs upon shipment of the oil and natural gas to the pipeline company.

     Receivables

     Trade receivables are recorded in the balance sheet at their outstanding balances, adjusted for an allowance for doubtful accounts, as considered necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivable balances are charged off in the period in which they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary as of June 30, 2006 and December 31, 2005.

     Oil and Gas Properties

     The Mustang Creek Assets (Second Acquisition) use the successful efforts method of accounting for their oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

     Unproved oil and gas properties are periodically assessed, in the aggregate, for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

     Upon the sale or retirement of oil and gas properties, the cost and related accumulated depreciation and depletion are eliminated from the property accounts and the resultant gain or loss is recognized.

     Payables

     Trade payables are recorded in the balance sheet at their outstanding balances. Payable balances consist of leasehold costs, intangible drilling costs, equipment costs, intangible completion costs and lease operating expenses incurred but unpaid. The payables are released as they are offset against the related month's receipts.

     Asset Retirement Obligation

     The fair value of the asset retirement obligation is recognized in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations primarily relate to the future abandonment of oil and gas producing facilities. Asset retirement obligations include costs to dismantle and relocate wells and related structures, and restoration costs of land, including those leased. Depreciation of capitalized asset retirement cost and accretion of the asset retirement obligation are recorded over time. The depreciation on the capitalized asset will be determined on a unit-of-production basis, while the accretion of the liability will be recognized over the life of the producing assets.

     Income  Taxes

     As the Mustang Creek Assets (Second Acquisition) do not represent a separate legal and taxable entity, no income taxes have been provided in the accompanying financial statements.

     Risks  and  Uncertainties

     The Mustang Creek Assets' (Second Acquisition) operator, Manti Resources, Inc., is in McMullen County, Texas, and its business is subject to varying degrees of risk and uncertainties.

NOTE  2  -  OIL AND GAS PROPERTIES

     The Mustang Creek Assets (Second Acquisition) are comprised of the following oil and gas properties:

                                                     June 30,     December 31,
                                                       2006           2005
                                                   <unaudited>

Property
  Proved oil and gas properties                    $  402,821     $  345,876
  Wells and related equipment                         137,141        118,470
  Asset retirement obligation                             483              -
                                                   ----------      ---------
                                                      540,445        464,346
  Less: Accumulated depreciation
        and depletion                              (   65,272)      ( 17,851)
                                                   ----------      ---------
Oil and gas properties, net                        $  475,173     $  446,495
                                                    =========      =========

     There are no impairments of oil and gas properties at June 30, 2006 or December 31, 2005.

NOTE 3 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

     Capitalized costs relating to oil and gas producing activities during the year ended December 31, 2005 were as follows:

                                                                      2005
                                                                   ----------
Proved properties                                                  $  345,876
Unproved properties                                                         -
Wells and related equipment and facilities                            118,470
                                                                   ----------
                                                                      464,346
Less accumulated depreciation, depletion,
  amortization and impairment                                        ( 17,851)
                                                                   ----------
Net capitalized costs                                              $  446,495
                                                                   ==========

     Costs incurred in oil and gas property, acquisition, and development activities during the six months ended June 30, 2006 and the year ended December 31, 2005 were as follows:

                                                    2006              2005
                                                ----------         ----------
Proved                                          $        -         $   78,869
Unproved                                                 -                  -
Exploration costs                                        -                  -
Development costs                                    56,945           266,987
                                                ----------         ----------
Total costs incurred for property acquisition,
exploration, and development activities         $    56,945        $  345,856
                                                ===========        ==========

Reserve information -

     The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Mustang Creek Assets (Second Acquisition)'s reserves. Management of the Mustang Creek Assets (Second Acquisition) emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Mustang Creek Assets (Second Acquisition)'s reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

     The proved and proved developed reserve quantities as of December 31, 2005 and the changes in those reserve quantities during the year ended December 31, 2005 are as follows:

                                    Oil (Bbls)                 Gas (Mcf)
                                   -----------                -----------
                                   December 31,               December 31,
                                      2005                        2005

Proved reserves:
     Beginning of period                    -                          -
     Extensions and discoveries       112,140                     31,751
     Production                        (3,624)                    (2,598)
                                   ----------                  ---------
     End of period                    108,516                     29,153
                                   ==========                  =========
Proved developed reserves:
     Beginning of period                    -                          -
                                   ==========                  =========
     End of period                     94,475                     29,153
                                   ==========                  =========

     The standardized measure of discounted future net cash flows is computed by applying period-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures
(based on period-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

     The standardized measures of discounted future net cash flows at December 31, 2005 were as follows:

                                                    December 31,
                                                        2005

Future cash inflows                                 $ 7,787,523
Future production costs                              (1,266,806)
Future development costs                               (127,538)
Future income tax expense                            (2,173,681)
                                                     ----------
     Future net cash flows                            4,219,498

10% annual discount for estimating
   timing of cash flow                               (1,010,148)
                                                     ----------
Standardized measures of discounted
   future net cash flows relating to
   oil and gas reserves                             $ 3,209,350
                                                     ==========

     The following reconciles the change in the standardized measure of discounted future net cash flows during the year ended December 31, 2005:

                                                    December 31,
                                                        2005
Beginning of period                                 $         -
Net change due to extensions, discoveries, and
 improved recovery                                    3,079,300
Sales of gas, net of production costs                  (182,727)
Accretion of discount                                   250,650
Change in income tax expense                             62,127
                                                    -----------
End of period                                       $ 3,209,350
                                                    ===========

NOTE  4  -  CONTINGENCIES

     In the ordinary course of business, the Mustang Creek Assets (Second Acquisition) could be subject to various claims and litigation. Management will vigorously defend its legal position if and when these matters arise. Operator's insurance coverage is maintained which management believes is adequate to provide against a material loss in the event of an unfavorable outcome.